EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.0001 per share, of Spruce Biosciences, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 12, 2021

Aisling Capital V, LP

By:	/s/ Robert Wenzel
Name: Robert Wenzel
Title: Authorized Signatory

Aisling Capital Partners V, LP

By:	/s/ Robert Wenzel
Name: Robert Wenzel
Title: Attorney-in-Fact

Aisling Capital Partners V LLC

By:	/s/ Robert Wenzel
Name: Robert Wenzel
Title: Attorney-in-Fact

Andrew Schiff

By:	/s/ Robert Wenzel
Name: Robert Wenzel
Title: Attorney-in-Fact

Steve Elms

By:	/s/ Robert Wenzel
Name: Robert Wenzel
Title: Attorney-in-Fact